UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York		10154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code): (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of January 1, 2022, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on January 25, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of January 1, 2022 (number of shares finalized on January 25, 2022)	22,821,914	$591,772,218

Item 7.01.	Regulation FD Disclosure.

January 2022 Distributions

On January 26, 2022, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1740	$0.0000	$0.1740
Class S Common Shares	$0.1740	$0.0184	$0.1556
Class D Common Shares	$0.1740	$0.0054	$0.1686

The distributions for each class of Shares are payable to shareholders of record as of the open of business on January 31, 2022 and will be paid on or about February 24, 2022. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio Commentary

Blackstone Credit BDC Advisors LLC, the Fund’s investment adviser (the “Adviser”), is pleased with the Fund’s deployment of capital to date and the special dividend announced in December.

Portfolio Update

(All data as of December 31, 2021, unless otherwise noted).

The Fund delivered strong returns in 2021 since its launch a year ago, generating a total net return of 11.64% as of December 31, 2021 for Class S1 (without giving effect to any upfront placement fees). The Fund’s Class S NAV per share increased to $25.932, a year-to-date increase of $0.93, primarily driven by increases in the value of the Fund’s assets. The Fund distributed a second special dividend for the year in December in the amount of $0.07 per share, in addition to its regular monthly dividend of $0.16 per share, resulting in a 2021 dividend yield of 7.6% for Class S3 (based on the Fund’s initial NAV of $25.00).

[1]

Inception-to-date unannualized return is 12.56% for Class I, 11.64% for Class S and 7.43% for Class D. Inception date of Class I and Class S is January 7, 2021 and for Class D is May 1, 2021. Total return (not annualized) is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Fund’s dividend reinvestment plan) divided by the beginning NAV per share, each as disclosed in the Fund’s reports on Form 8-K and website, as applicable, for each period. Past performance is not necessarily indicative of future results, and there can be no assurance that any Blackstone fund or investment will achieve its objectives or avoid substantial losses.

[2]	The Fund’s Class I NAV per share increased from $25.00 to $25.93 , Class S NAV per share increased from $25.00 to $25.93 and Class D NAV per share increased from $25.59 to $25.93.
[3]

The Fund declared special dividends of $0.07 for all share classes in addition to regular monthly dividends of approximately $0.17 for Class I, $0.16 for Class S and $0.17 for Class D resulting in an unannualized dividend yield of 8.5% for Class I, 7.6% for Class S and 5.9% for Class D based on beginning NAV.

In December, the Fund received its third investment grade (IG) rating at the company level from S&P Global Ratings, in addition to two prior IG ratings from Moody’s and DBRS Morningstar. Management believes that this is a testament to the quality of the Fund’s portfolio consisting of 97% senior secured loans (of which approximately 92% are first lien loans), 43% weighted average loan-to-value ratio4, and the Adviser’s reputable and scaled platform. As the only non-traded BDC with IG ratings, this enables the Fund to optimize and diversify its leverage portfolio with 25% of liabilities issued as fixed rate bonds, locking in lower rates that can benefit returns in a rising interest rate environment.

The Fund continues to leverage its scale, as scale has allowed the Fund to drive down its expense ratio and pass on more return to investors. Scale is also crucial in driving the strong deployment activity in the Fund, where the Adviser has built a portfolio of $30.8 billion5 as of the end of December. In 2021, the market saw a shift of large-scale financings moving to the private market and away from the public syndicated market. The Adviser played a lead role in the vast majority of these large-scale private financings and expects to continue to benefit from this market shift in 2022.

Market Trends

In 2021, the broader high yield bond and leveraged loan markets experienced default rates of 0.29% and 0.65%, respectively6. Against this market backdrop, the Fund performed consistently well with no defaults and no loans on non-accrual. Additionally, the market saw meaningful growth in deal flow amid a record setting M&A environment in the U.S., largely driven by (i) healthy earnings by companies, (ii) private equity sponsors’ growing available capital and their need to deploy, (iii) an attractive financing environment, and (iv) companies’ growing focus on digital transformation and supply chain diversification. The increase in deal activity translated into growth in the private credit space both from end investors seeking higher yields than offered by public markets and borrowers interested in the scale and flexibility of private capital. The Adviser expects the growth of private credit to increase, even accelerate, especially as the market continues to see the shift of large-scale financings moving into the private market.

Looking forward to 2022, the Adviser believes the Fund is well-positioned for a potential rising rate, inflationary environment. As of December 31, 2021, the Fund’s debt portfolio is approximately 100% floating rate, where yields increase with rising rates. In addition, the Adviser believes that the Fund’s quality portfolio with a focus on senior secured loans and low loan-to-value ratio will help protect against an inflationary environment. Periods of rising interest rates and inflation can be especially challenging for traditional fixed income investors facing duration risk. As inflation-adjusted rates turn negative with rate moves for the Bloomberg US Aggregate Bond Index, the Adviser believes that private credit can serve as an attractive alternative for investors.

Item 8.01.	Other Events.

Net Asset Value

The NAV per share of each class of the Fund as of December 31, 2021, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of December 31, 2021
Class I Common Shares	$25.93
Class S Common Shares	$25.93
Class D Common Shares	$25.93

[4]

As of December 31, 2021. Includes all private debt investments for which fair value is determined by the Fund’s Board of Trustees in conjunction with a third-party valuation firm and excludes quoted assets. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recent quarter end.

[5]	At fair market value.
[6]	Source: J.P. Morgan, High Yield Bond and Leveraged Loan Market Monitor. As of January 3, 2022.

As of December 31, 2021, the Fund’s aggregate NAV was $12.9 billion, the fair value of its investment portfolio was $30.8 billion and it had $18.3 billion of debt outstanding (at principal). The average debt-to-equity leverage ratio during December 2021 was approximately 1.31 times. As of December 31, 2021, the Fund had $23.1 billion in committed debt capacity, with 75% in secured floating rate leverage and 25% in unsecured fixed rate leverage based on drawn amounts. The Fund’s leverage sources are in the form of a corporate revolver (6%), asset-based credit facilities (55%), unsecured bonds (25%), secured short term indebtedness (4%) and collateralized loan obligation (CLO) notes (10%) based on drawn amounts.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $12.5 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	90,553,557	$2.3 billion
Class S Common Shares	151,069,688	$3.9 billion
Class D Common Shares	20,351,592	$0.5 billion
Private Offering:
Class I Common Shares	285,749,332	$7.3 billion
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	547,724,169	$14.1 billion
*	Amounts may not sum due to rounding.

Newly-formed Joint Venture

On January 19, 2022, a wholly-owned subsidiary of the Fund entered into a joint venture (the “JV”) with Emerald Limited Partner, a vehicle controlled by a large North American pension fund (the “JV partner”). The initial JV portfolio consists of approximately $1,604.1 million7 of primarily private unitranche loans, along with first lien loans, second lien debt and liquid investments. In addition to the initial portfolio, the JV intends to acquire over time and hold approximately $1,500 million of broadly syndicated loans. The Fund and the JV partner contributed approximately $733.4 million of cash and net assets of approximately $244.5 million (i.e. $977.8 million in net assets contributed less $733.4 million in cash received by the JV partner), respectively, to the JV in exchange for initial equity ownership interests of approximately 75% and approximately 25%, respectively. The Fund and the JV partner will have equal voting rights with respect to the JV and the JV’s general partner. The JV will not be consolidated in the Fund’s consolidated financial statements.

Recent Blackstone Credit Transaction Highlights8

Nintex

In November 2021, Blackstone Credit served as a lead lender and committed to a large first lien senior secured financing package to support TPG’s acquisition of Nintex from Thoma Bravo. Nintex is a provider of low code and no code workflow and process automation software that allows non-developers the ability to create applications to reduce labor-intensive or paper-heavy workflows. Blackstone Credit’s ability to serve as lead lender and commit in scale provided TPG with certainty of financing for their bid.

[7]	At fair market value.
[8]

The information provided, including dollar amounts, represents the aggregated investment of all participating Blackstone Credit vehicles, including the Fund. The final dollar amount of the Fund’s portion of the investment will be determined and disclosed in the Fund’s future periodic reports.

Mimecast

In December 2021, Blackstone Credit served as a lead lender and provided the majority of a $2.2 billion first lien senior secured financing package, which includes a $2.0 billion first lien term loan and a $150 million revolver, to support the take-private acquisition of Mimecast Ltd by Permira. Mimecast is a leading cloud-native cybersecurity company that specializes in providing email security, email continuity, and archiving services solutions. Blackstone Credit’s scale enabled it to anchor the financing and provide certainty to Permira.

Smile Doctors

In December 2021, Blackstone Credit served as the lead lender of a first lien senior secured financing package to support Thomas H. Lee Partners and Linden’s investment in Smile Doctors. Smile Doctors is the largest orthodontics-focused dental support organization (“OSO”) in the United States. Blackstone Credit leveraged platform knowledge of the OSO space to diligence the investment, including prior deal experience from Blackstone’s Private Equity team.

NPD

In December 2021, Blackstone Credit served as a lead lender to provide ~$1.0 billion of a $1.2 billion first lien senior secured financing package, which includes a $1.1 billion first lien term loan and a $75 million revolver, to support the acquisition of NPD Group (“NPD”) by Hellman & Friedman. NPD is a leading provider of consumer purchase data to non-consumer purchase goods manufacturers and retailers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements about the Fund’s business, including, in particular, statements about the Fund’s plans, strategies and objectives. You can generally identify forward-looking statements by the Fund’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include the Fund’s plans and objectives for future operations (including plans and objectives relating to future growth and availability of funds), expectations for current or future investments, and expectations for market and other macroeconomic trends, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond the Fund’s control. Although the Fund believes the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and the Fund’s actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by the Fund or any other person that the Fund’s objectives and plans, which the Fund considers to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of the Fund’s prospectus, its most recent annual report on Form 10-K and any updates in its quarterly reports on Form 10-Q for a discussion of the risks and uncertainties that the Fund believes are material to its business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, the Fund does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: January 26, 2022	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary